UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 17, 2006

Commerce Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

New Jersey	1-12069	22-2433468
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Commerce Atrium, 1701 Route 70 East, Cherry Hill, NJ 08034-5400
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(856) 751-9000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 17, 2006 the Registrant issued a press release reporting its results for the fourth quarter of 2005. Included in the release are the following non-GAAP financial measures, adjusted net income and adjusted net income per share. These adjusted measures reflect the exclusion of certain non-recurring items recorded in the fourth quarter of 2005, primarily charges associated with the repositioning of the Company’s investment portfolio. The Company believes these non-GAAP measures provide useful information to investors as they may assist in evaluating the Company’s operations, particularly in making meaningful period-over-period comparisons that might otherwise be distorted by the items subject to the adjustments. Investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. A copy of the press release is attached as Exhibit 99.1 to this report.

On January 17, 2006 the Registrant also made certain supplemental information available. A copy of the supplemental information is attached as Exhibit 99.2 to this report.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

99.1  Press Release, dated January 17, 2006.
99.2  Supplemental Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Commerce Bancorp, Inc.

January 17, 2006	By:	/s/ Douglas J. Pauls
	Name:	Douglas J. Pauls
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Description

99.1	Press Release, dated January 17, 2006.
99.2	Supplemental Information.